Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
89bio, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(r)	32,857,142 (1)	$8.75	$287,499,993 (2)	0.00015310	$44,016.25 (3)

Fees to Be Paid	Equity	Pre-funded warrants to purchase common stock (4)	457(r)	6,900,000	$8.749	$— (5)	0.00015310	$—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—

	Total Offering Amounts					$287,499,993		$44,016.25

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$44,016.25

(1)
Assumes exercise in full of the underwriters’ option to purchase up to 4,285,714 additional shares of common stock and includes 6,900,000 shares of common stock issuable upon the exercise of the pre-funded
warrants to purchase common stock.

(2)	Represents the sum of the offering price of the pre-funded warrants of $8.749 per pre-funded warrant and the exercise price of $0.001 per share issuable pursuant to the pre-funded warrants.
(3)
The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the Registrant’s registration statement on Form
S-3ASR
(Registration
No. 333-272144)
paid with the filing of this prospectus supplement.

(4)
Pursuant to Rule 416 under the Securities Act, the
pre-funded
warrants to purchase common stock being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(5)	The registration fee for the pre-funded warrants is being allocated to the shares of common stock issuable upon exercise of the pre-funded warrants.